UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 16, 2008 (Date of earliest event reported)
Central Valley Community Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	00031977 (Commission File Number)	770539125 (IRS Employer Identification Number)

7100 N. Financial Drive, Suite 101 (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 16, 2008, Central Valley Community Bancorp issued a press release containing unaudited financial information and accompanying discussion for the three months and nine months ended September 30, 2008. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

The press release references the definitive merger agreement entered into by the Company to acquire Service 1st Bancorp. All required regulatory applications were filed with federal and state banking regulators and a securities registration statement with the Securities and Exchange Commission. A special shareholders' meeting was held on October 10, 2008. The Company has received all regulatory and shareholder approvals and, subject to satisfying the closing conditions, expects to complete the merger on or about November 12, 2008.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Central Valley Community Bancorp dated October 16, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2008	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ Daniel J. Doyle Daniel J. Doyle

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Central Valley Community Bancorp dated October 16, 2008